UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Southwest Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017
www.swwc.com

Dear Southwest Water Stockholder:

We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Southwest Water Company (NASDAQ: SWWC) to be held on Tuesday, May 16, 2006, at 10 a.m., (Pacific Time), at the Omni Los Angeles Hotel located at 251 South Olive Street, Los Angeles, California 90012-3002.

Details of the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Included with this Proxy Statement is a copy of the Annual Report on Form 10-K for fiscal year 2005. We encourage you to read all the enclosed materials.

Thank you for your ongoing support and continued interest in Southwest Water Company.

Sincerely,

Anton C. Garnier
Chairman of the Board and Chief Executive Officer

SOUTHWEST WATER COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2006

Dear Southwest Water Stockholder:

The Annual Meeting of Stockholders (“Annual Meeting”) of Southwest Water Company, a Delaware corporation, will be held on Tuesday, May 16, 2006, at 10:00 a.m., (Pacific Time), at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012-3002 for the following purposes:

(1)         To elect two persons as Class II Directors, each for a term of three-years;

(2)         To approve the Company’s 2006 Equity Incentive Plan; and

(3)         To consider such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 31, 2006, are entitled to notice of, and to vote at, this meeting.

By Order of the Board of Directors,

Shelley Farnham
Secretary

Los Angeles, California
April 4, 2006

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your proxy by telephone or via the Internet at www.proxyvote.com/swwc. These are quick, cost effective and easy ways for you to submit your proxy. If you would prefer to vote by mail, please sign, date and return the enclosed proxy form in the postage-paid envelope provided. Please review the instructions on the proxy card regarding each of these voting options. If you return an executed proxy, and then attend the meeting you may revoke your proxy and vote in person. Attendance at the meeting will not by itself revoke a proxy.

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
STOCKHOLDER PROPOSALS	43
ANNUAL REPORT ON FORM 10-K	44
APPENDIX A – AUDIT COMMITTEE CHARTER	A-1
APPENDIX B – 2006 EQUITY INCENTIVE PLAN	B-1
DIRECTIONS TO SOUTHWEST WATER COMPANY ANNUAL MEETING OF STOCKHOLDERS	Back Cover

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA 90017

INFORMATION ABOUT THIS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2006

This proxy statement (“Proxy Statement”) is furnished by and on behalf of the Board of Directors (the “Board”) of Southwest Water Company, a Delaware corporation (“Southwest Water” the “Company” “we” or “us”), in connection with its solicitation of proxies to be voted at the Annual Meeting to be held on Tuesday, May 16, 2006, beginning at 10:00 a.m., (Pacific Time) (the “Annual Meeting”), at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy card will be mailed on or about April 12, 2006 to the Company’s stockholders of record as of March 31, 2006 (the “Record Date”).

INFORMATION ABOUT THE ANNUAL MEETING

Q:                                   What is the purpose of the Annual Meeting?

A:                                   At our Annual Meeting, we are asking stockholders to consider and vote upon matters described in the Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Q:                                   Who can attend the Annual Meeting?

A:                                   Our stockholders, Company representatives and guests can attend our Annual Meeting. Admission to the meeting depends on how your stock ownership is recorded. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered with our transfer agent, Mellon Investor Services LLC, (“Mellon” and/or “transfer agent”) all you need is proof of identity; no proof of ownership is needed.

Q:                                   Who can vote at the Annual Meeting?

A:                                   Owners of Southwest Water common stock or Series A Preferred Stock at the close of business on the Record Date are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 22,494,876 shares of common stock outstanding and 9,218 shares of Series A Preferred Stock outstanding. On each matter properly brought before the Annual Meeting, common shares will be entitled to one vote per share, and Series A Preferred shares will be entitled to five votes per share. The combined total number of eligible votes is 22,540,966 shares.

Q:                                   What is the quorum requirement for the Annual Meeting?

A:                                   The presence at the meeting, in person or by proxy, of the holders of a majority of the eligible votes on the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting. Proxies received, but marked as abstentions, and broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will be included in the calculation of the number of votes considered to be present at the meeting. Abstentions will not be counted “for” or “against” Proposal 1 but will be counted “against” Proposal 2.

Q:                                   What are the costs of proxy distribution and solicitation?

A:                                   Southwest Water will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation material that Southwest Water may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to beneficial owners. In addition, Southwest Water has retained Morrow and Company (“Morrow”) to act as a proxy solicitor for the Annual Meeting. Southwest Water has agreed to pay Morrow $5,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile and other means by Directors, officers and employees of Southwest Water. No additional compensation will be paid to these individuals for their services.

Q:                                   What information is contained in these materials?

A:                                   The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid officers, and certain other required information. Southwest Water’s 2005 Annual Report, proxy card and a return envelope are also enclosed.

Q:                                   What proposals will be voted on at the Annual Meeting?

A:                                   There are two proposals to be voted on at the Annual Meeting:

•        The election of two persons as Class II Directors for a three-year term or until their successors are duly elected and qualified; and

•        Approval of the Company’s 2006 Equity Incentive Plan.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Q:                                   How does the Board recommend I vote on the proposals?

A:                                   Southwest Water’s Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the approval of the Company’s 2006 Equity Incentive Plan.

Q:                                   What shares owned by me can be voted?

A:                                   Each share of Southwest Water stock issued and outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You may cast one vote per share of common stock that you held on the Record Date. Holders of Series A Preferred Stock may cast five votes per share of preferred stock owned by them on the Record Date. You may vote all shares owned by you as of the Record Date, including shares that are: (i) held directly in your name as the stockholder of record; or (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:                                   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:                                   Most stockholders of Southwest Water hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Mellon, you are considered the stockholder of record, and these proxy materials are being sent directly to you by Southwest Water. As the stockholder of record, you have the right to grant your voting proxy directly to

Southwest Water or to vote in person at the Annual Meeting. Southwest Water has enclosed a proxy card for you to use. You may also vote by telephone or by the Internet as described below under “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting except as noted below under “How can I vote my shares at the Annual Meeting?”. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by telephone or by the Internet as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:                                   How can I vote my shares in person at the Annual Meeting?

A:                                   Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Southwest Water recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held beneficially in a street name may be voted in person by you only if you obtain a signed proxy from the record holder (e.g., your broker) giving you the right to vote the shares in person.

Q:                                   How can I vote my shares without attending the Annual Meeting?

A:                                   If you complete and properly sign the accompanying proxy card and return it to Mellon, it will be voted as you direct. If you are a registered stockholder, you may vote by telephone or via the Internet, by following the instructions included with your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. A large number of banks and brokerage firms are participating in the ADP Investor Communications Services online program, which provides eligible stockholders who hold their shares in street name to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee. The deadline for voting by telephone and the Internet is 11:59 p.m., Eastern Time, on May 15, 2006. If you vote by Internet or telephone, you need not return your proxy card.

By Telephone – Stockholders of record of Southwest Water stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Southwest Water stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees.

By Mail – Stockholders of record of Southwest Water stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Southwest Water stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet – You also can choose to vote on the Internet. The website for Internet voting for stockholders of record is http://www.proxyvote.com/swwc. As with telephone voting, you can confirm that your instructions have been recorded. You can also request electronic delivery of future proxy materials with Internet voting.

Q:                                   Can I change my vote after I submit a proxy?

A:                                   As a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by doing any of the following:

•        Granting a new proxy, relating to the same shares and bearing a later date; or

•        Attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. You must contact your bank, broker or other record holder to find out how to do so.

Q:                                   How are votes cast?

A:                                   In the election of Directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” it has the same effect as a vote “AGAINST.”  If you sign and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:                                   What is the voting requirement to approve each of the proposals?

A:                                   For Proposal 1, the two nominees receiving the highest number of affirmative votes cast by the holders of shares entitled to vote, voting in person or by proxy at the Annual Meeting, shall be elected as Directors to serve for three years or until their successors have been elected and qualified. The election of Directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal 1.

For Proposal 2, the affirmative vote of a majority of shares voting in person or by proxy, is required for approval. Abstentions on this proposal will have the effect of a vote against such proposal. Brokers are authorized to vote on this proposal.

Q:                                   What does it mean if I receive more than one proxy or voting instruction card?

A:                                   It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:                                   Who will serve as inspector of election?

A:                                   The inspector of election will be a representative of Mellon Investor Services LLC.

Q:                                   What documents are not incorporated by reference?

A:                                   The Report of the Compensation and Organization Committee of the Board on Executive Compensation, the Audit Committee Report (including reference to the independence of the Audit Committee members) and the Stock Performance Graph, are not deemed filed with the Securities and Exchange Commission (the “SEC”) and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company specifically incorporates such information by reference. Information on our website, other than our Proxy Statement and form of proxy, is not part of the proxy soliciting material and is not incorporated by reference.

Q:                                   Where can I find the voting results of the Annual Meeting?

A:                                   Southwest Water intends to announce preliminary voting results at the Annual Meeting and publish final results in its quarterly report on Form 10-Q for the second quarter of fiscal 2006.

INFORMATION REGARDING STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

The following table identifies significant stockholders who own more than five percent of any class or series of the Company's outstanding voting securities as of March 31, 2006:

Class of Stock	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class(1)
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,314,812	(2)	5.84%

(1)       Based on 22,494,876 shares of common stock outstanding as of the Record Date.

(2)       Based on a Schedule 13G filed with the SEC on February 14, 2006.  These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as an investment advisor.  Included in this amount are 1,234,906 shares held by T. Rowe Price Small-Cap Value Fund, Inc. (the “T-Rowe Fund”).  The T-Rowe Fund has sole voting power over 79,906 shares and sole dispositive power over 1,314,812 shares.

How much stock do the Company’s Directors and executive officers own?

The following table sets forth information concerning the beneficial ownership of our common stock as of March 31, 2006 for: (i) each Director and nominee for Director of the Company, (ii) the person who in fiscal 2005 was the chief executive officer of the Company, (iii) the four other most highly compensated executive officers named in the Summary Compensation Table on page 23, and (iv) the Directors and executive officers as a group. Except as otherwise noted, to our knowledge, the named individual or their family members have sole voting and investment power with respect to the securities beneficially owned by the stockholder.

We calculate beneficial ownership by including shares owned in each Director’s or officer’s name (or by any member of his or her immediate family).  Also, in calculating the percentage ownership, we count securities which the officer or Director could purchase within 60 days (such as exercisable stock options that are listed in a separate column as outstanding securities).  No Director or officer owns shares of our preferred stock.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

Name of Beneficial Owner	Number of Shares Beneficially Owned	Exercisable Options Beneficially Owned(a)	Total Number of Shares and Exercisable Options Beneficially Owned	Percentage of Class(b)
(i)Directors
James C. Castle, Ph.D(c)	3,087	39,059	42,146	*
H. Frederick Christie	25,360	63,914	89,274	*
Linda Griego	5,250	39,059	44,309	*
Donovan D. Huennekens(d)	86,237	63,914	150,151	*
William D. Jones(e)	1,874	10,762	12,636	*
Maureen A. Kindel	7,376	60,877	68,253	*
Richard G. Newman(f)	48,989	69,175	118,164	*
(ii)Top Executive
Anton C. Garnier(g)	347,303	470,331	817,634	3.56%
(iii)Other Executives
Peter J. Moerbeek(h)	114,508	459,769	574,277	2.5%
Michael O. Quinn(i)	28,011	25,810	53,821	*
Cheryl L. Clary	0	0	0	*
Shelley A. Farnham(j)	123	0	123	*
Richard J. Shields	1,543	0	1,543	*
(iv)
All Directors and Executive Officers as a Group (13)	669,661	1,302,670	1,972,331	8.29%

* Indicates less than one percent of the Company’s outstanding shares of common stock based on 22,494,876 shares of common stock on the Record Date.

(a)        Includes options that become exercisable within 60 days of March 31, 2006.

(b)       Based on 22,494,876 shares of common stock outstanding.

(c)        Mr. and Mrs. Castle hold all 3,087 shares of common stock as trustees of a revocable trust for their benefit.

(d)       Mr. and Mrs. Huennekens hold all 86,237 shares of common stock as trustees of a revocable trust for their benefit.

(e)        Mr. and Mrs. Jones hold all 1,874 shares of common stock as trustees of a revocable trust for their benefit.

(f)          Mr. and Mrs. Newman hold all 48,989 shares of common stock as trustees of a revocable trust for their benefit.

(g)        Included in the table are 322,994 common shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit.  Mr. Garnier is a trustee of the trust and has shared voting and investment power with respect to the shares.  Also included in the table are 24,309 common shares representing Mr. Garnier’s interest in a corporation of which Mr. Garnier is a director and a stockholder.  Mr. Garnier has sole voting and investment power with respect to these shares.

(h)       Mr. and Mrs. Moerbeek hold all 114,508 shares of common stock as trustees of a revocable trust for their benefit.

(i)          Mr. and Mrs. Quinn hold all 28,011 shares of common stock as trustees of a revocable trust for their benefit.

(j)           Ms. Farnham holds all 123 shares of common stock as trustee of a revocable trust for her benefit.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board of Directors currently consists of nine Directors divided into three classes (Class I, Class II and Class III).  Directors in each class are elected to serve for three-year staggered terms that expire in successive years.  The terms of the Class II Directors will expire at the upcoming Annual Meeting.  The Board has nominated Donovan D. Huennekens and Richard G. Newman for election as Class II Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2009 or until their successors are elected and qualified.  Each nominee currently serves as a Class II Director.  Ms. Linda Griego informed the Company that she has chosen not to stand for re-election as a Director.  Her position will not be filled, in accordance with the Bylaws and the Board of Directors has fixed the number of directors at eight, effective at the Annual Meeting.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect the two nominees as Directors. This means that the two nominees will be elected if they receive more affirmative votes than any other person.  Beginning on the next page, the principal occupation and certain other information is provided on the nominees and the Directors whose terms of office will continue after the Annual Meeting.

Nominees and Continuing Directors

The following table provides information on the people who serve as Directors as of March 31, 2006:

Name	Age	Position	Term Expires
Linda Griego	58	Director	2006
Donovan D. Huennekens	69	Director	2006
Richard G. Newman	71	Director	2006
H. Frederick Christie	72	Lead Director	2007
Anton C. Garnier	65	Chairman and CEO	2007
Peter J. Moerbeek	58	President and COO	2007
James C. Castle, Ph.D	69	Director	2008
William D. Jones	50	Director	2008
Maureen A. Kindel	68	Director	2008

At the Annual Meeting, the stockholders will vote to elect two Class II Directors, whose terms will expire at our Annual Meeting of stockholders in 2009, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

The persons named in the enclosed proxy will vote to elect Donovan D. Huennekens and Richard G. Newman as Class II Directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR DONOVAN D. HUENNEKENS AND RICHARD G. NEWMAN AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS 2009 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.  THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

NOMINEES FOR ELECTION AT ANNUAL MEETING (CLASS II)

Donovan D. Huennekens                             Director of Southwest Water since 1969

Mr. Huennekens is a partner of HQT Homes, a real estate development company, and a director of Bixby Ranch Company, a privately owned family company primarily in the business of developing, managing and owning commercial real estate. Mr. Huennekens also serves on the Compensation Committee of the Board of Bixby Ranch Company.

Richard G. Newman                                     Director of Southwest Water since 1991

Mr. Newman is founder, chairman and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide engineering and diversified technical professional services internationally. Mr. Newman is also a director of Sempra Energy Company and also serves on the boards of 13 mutual funds managed by the Capital Research and Management Company. He is a member of the College of Fellows of the Institute for the Advancement of Engineering and a member of the Chief Executives Organization, American Society of Civil Engineers and National Society of Professional Engineers.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2007 (CLASS III)

H. Frederick Christie                                   Director of Southwest Water since 1996

Mr. Christie is an independent consultant. He retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International). From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of IHOP Corporation, AECOM and Ducommun Incorporated. He also serves on the boards of 19 mutual funds managed by the Capital Research and Management Company.

Anton C. Garnier                                          Director of Southwest Water since 1968

Mr. Garnier has served as chief executive officer and Director of the Company since 1968. Mr. Garnier has served as our Chairman of the Board since 1996.

Peter J. Moerbeek                                        Director of Southwest Water since 2001

Mr. Moerbeek joined the Company in 1995 and is President and Chief Operating Officer. He has been President of the Company’s Services Group since 1997. Mr. Moerbeek was the Chief Financial Officer from 1995 until 2002.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2008 (CLASS I)

James C. Castle, PhD                                   Director of Southwest Water since 2002

Dr. Castle is President and Chief Executive Officer of Castle Information Technologies, LLC, an information technology consulting firm. He serves on the Boards of PMI Group, Inc., ADC Telecommunications, Inc. and VeriFone, Inc.

William D. Jones                                          Director of Southwest Water since 2004

Mr. Jones is President, Chief Executive Officer and owner of CityLink Investment Corporation, a real estate investment, development and management firm. Prior to founding CityLink Investment Corporation Mr. Jones served as general manager of a $400 million commercial real estate portfolio in the northwest for Prudential Realty Group. Mr. Jones is also a former Chairman and Board member of the Los Angeles Branch of the Federal Reserve. He is currently a director of Sempra Energy, the San Diego Regional Economic Development Corporation and the San Diego Padres. Mr. Jones also serves on the board of trustees of Francis Parker School.

Maureen A. Kindel                                       Director of Southwest Water since 1997

Ms. Kindel currently serves as Senior Managing Director of GCG Rose & Kindle, a consulting and public affairs firm. She is past president of the City of Los Angeles Board of Public Works, a founding and current member of each of the Pacific Counsel on International Policy, the Board of Governors of Town Hall of Los Angeles and the Los Angeles Amateur Athletic Foundation. She serves on the Board of the International Foundation of Election Systems on which she chairs the Nominating Committee, and is a regent of Loyola Marymount University. Ms Kindel also sits on the Board of Directors of the Los Angeles Chambers of Commerce.

BOARD STRUCTURE AND COMMITTEE MEMBERSHIP

Who are the current members of the Board and its Committees?

The members of the Board, the Committees of the Board on which they currently serve, and the number of meetings held in 2005 by the Committees are identified below.

Name of Director	Audit	Compensation & Organization	Financial Planning & Investment	Nominating & Governance
Non-Employee Directors:
James C. Castle, Ph.D	X		X
H. Frederick Christie		Chair	X	X
Linda Griego		X		X
Donovan D. Huennekens	Chair	X
William D. Jones	X		X
Maureen A. Kindel	X			Chair
Richard G. Newman		X	Chair	X
Employee Directors:
Anton C. Garnier			X
Peter J. Moerbeek			X
Number of Meetings in Fiscal 2005	11	8	5	3

X = Committee member

How often did the Board meet during fiscal 2005?

The Board met eleven times during fiscal 2005. Each Director attended at least 75% of all Board and applicable Committee meetings. The Board also encourages attendance at the Annual Meeting of stockholders by all nominees for election as directors and all directors whose term of office will continue after the meeting. Last year all Directors attended the Annual Meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending the Annual Meeting of stockholders of the Company, meetings of the Board and Committee meetings of which he or she is a member.

What is the role of the Board Committees?

The Board has four standing Committees: (i) Audit; (ii) Compensation and Organization; (iii) Financial Planning and Investment; and (iv) Nominating and Governance. Each of the Committees operates under a written charter adopted by the Board. The Committee charters are available on Southwest Water’s website at www.swwc.com.

Audit Committee.   The Audit Committee of Southwest Water’s Board of Directors consists of four independent Directors, in compliance with the listing standards of the NASDAQ Stock Market, Inc. (the “NASDAQ”) and the SEC rules. They are Messrs. Huennekens (Chair), Castle, and Jones and Ms. Kindel. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on this Committee. In addition the Board has determined that at least one member of the Audit Committee, Donovan D. Huennekens, qualifies as an “Audit Committee Financial Expert” as defined by the SEC rules. The Board has also determined that each of the Audit Committee members satisfies the SEC rules regarding independence and the NASDAQ requirements for Audit Committee membership including financial sophistication. Stockholders should understand that the “financial expert” designation is a disclosure requirement of the SEC related to Mr. Huennekens experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Huennekens any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

The Audit Committee operates under a written charter adopted by the Board of Directors that sets forth its responsibilities and authority. The Audit Committee Charter was amended in March 2006, and it is included in this Proxy Statement as Appendix A.

The Audit Committee has the duties prescribed in its Charter and is responsible for overseeing the Company’s financial reporting and disclosure process on behalf of the Board of Directors and reviews, acts on and reports to the Board of Directors with respect to (among other things) auditing performance and practices, accounting policies, financial reporting, and disclosure practices of the Company. The Committee reviews and evaluates annually its performance and its Charter.

Compensation and Organization Committee.   The Compensation and Organization Committee assists the Board in reviewing the performance and approving the compensation of Southwest Water’s executives, and the Committee produces a report on executive compensation. The Committee provides general oversight of Southwest Water’s equity compensation plans and benefits programs and approves grants of equity compensation under the Company’s stock plans. The Committee reviews and evaluates annually its performance and its Charter.

Financial Planning and Investment Committee.   The Financial Planning and Investment Committee assist the Board in overseeing the Company’s long-term strategic planning, new business development, acquisitions and mergers and overall investment policy. The Committee reviews and analyzes significant financial matters, such as assisting in the evaluation of proposed merger and acquisition transactions and other financial investment activities. It also reviews Southwest Water’s capitalization, including credit management, risk concentration and return on invested capital. The Committee reviews and evaluates annually its performance and its charter.

Nominating and Governance Committee.   The Nominating and Governance Committee identifies individuals qualified to become Board members; recommends Director candidates to the Board for election and re-election; and develops and recommends corporate governance principles, including giving proper attention and responses to stockholder concerns regarding corporate governance. Please refer to our section on “Governance of the Company” for more information on the Company’s governance guidelines. The Committee reviews and evaluates annually its performance and its charter.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP

The following table provides information on Southwest Water’s compensation practices during fiscal 2005 for non-employee Directors, as well as the range of compensation paid to non-employee Directors who served during 2005 fiscal year. Directors who are also employees of the Company receive no additional compensation for service as a Director.

After a review of competitive data, the Compensation and Organization Committee recommended and the Board adopted changes to the non-employee Director cash compensation effective July 1, 2005. The annual retainer and the retainer for chairs of the Audit Committee and the Compensation and Organization Committee were increased.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2005
Annual Stock Option Award(1)	10,000
Annual Retainer(2)	$24,000
Per Meeting Fee	$1,000
Additional retainer for Chair of Committee(3)	$3,000
Total combined value of compensation and equity(4)	$74,920

(1)         A non-employee Director receives an initial option grant of 10,000 shares of the Company’s common stock when he or she becomes a Director. In addition, at each subsequent Annual Meeting each Director receives an automatic award of options in the amount of 10,000 shares adjusted to reflect stock splits and dividends since May 2004. Exercise prices for all options granted equals the closing price on the NASDAQ on the trading day preceding the date of grant.

(2)         The annual retainer amount above reflects the adopted change to the annual retainer paid to each non-employee Director during 2005 effective July 1, 2005. The annual retainer in effect before July was $15,000. The annual retainer paid in 2005 was $19,500.

(3)         The chair of each Committee receives an additional retainer of $3,000, except the chair of the Audit Committee, who receives an additional retainer of $5,000 and the chair of the Compensation and Organization Committee, who receives an additional retainer of $4,000.

(4)         This aggregate dollar amount: (i) assumes the annual retainer received by non-employee Directors for 2005 ($19,500); (ii) includes additional retainers to be paid for serving as chair for each of the committees ($3,000); (iii) includes attending a combination of Board meetings and Committee meetings ($16,000); and (iv) includes the grant to each non-employee Director of stock options of Southwest Water common stock having a fair market value of $121,400 on the date of the grant. The value calculated above represents an amount equal to approximately 30 percent of the market value on May 11, 2005.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS GRANTED IN 2005

The following table sets forth information regarding stock option grants made to non-employee Directors during the year ended December 31, 2005.

Eligible Directors	Options (#)(1)(2)	Exercise Base Price ($/sh.)	Expiration Date
James C. Castle, Ph.D	10,500	$10.63	5/13/12
H. Frederick Christie	10,500	$10.63	5/13/12
Linda Griego	10,500	$10.63	5/13/12
Donovan D. Huennekens	10,500	$10.63	5/13/12
William D. Jones	10,500	$10.63	5/13/12
Maureen A. Kindel	10,500	$10.63	5/13/12
Richard G. Newman	10,500	$10.63	5/13/12

(1)         Options vest 50% each year for two years.

(2)         All options and option exercise prices reflect a 5% stock dividend issued to shareholders of record on January 2, 2006.

NON-EMPLOYEE DIRECTOR OPTIONS EXERCISED IN 2005 AND YEAR-END OPTION VALUES

The following table shows for each non-employee Director certain information about stock options exercised during the year ended December 31, 2005, and unexercised stock options held at the end of 2005.

Non-Employee Director Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Unexercised Options at December 31, 2005 Exercisable/Un-exercisable	Value of Unexercised In the-Money Options at December 31, 2005 Exercisable/Un-exercisable ($)(2)
James C. Castle, Ph.D			28,296 / 16,013	$130,381 / $53,790
H. Frederick Christie	5,261	68,130	53,151 / 16,013	367,698 / 53,790
Linda Griego			28,296 / 16,013	127,731 / 53,790
Donovan D. Huennekens			53,151 / 16,013	367,698 / 53,790
William D. Jones			5,512 / 16,013	17,877 / 53,790
Maureen A. Kindel			50,114 / 16,013	333,374 / 53,790
Richard G. Newman	3,007	29,950	58,412 / 16,013	430,474 / 53,790

(1)         Shares shown reflect adjustment to give effect to a 5% stock dividend issued to shareholders of record on January 2, 2006.

(2)         Computed as the difference between the market price of $14.31 per share at year-end and the per share option exercise price.

GOVERNANCE OF THE COMPANY

Q:                                   Does the Company have a Statement of Corporate Governance?

A:                                   Southwest Water is committed to having sound corporate governance principles. Our Board believes that the purpose of corporate governance is to ensure we maximize stockholder value while meeting applicable legal requirements with the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promotes this purpose. We continually review these governance practices, Delaware law (the state in which we are incorporated), the rules and listing standards of NASDAQ and SEC regulations, as well as best practices suggested by recognized governance authorities.

Southwest Water maintains a corporate governance page on its website, which includes key information about its corporate governance initiatives, including Southwest Water’s Corporate Governance Guidelines, and charters for each of the Committees of the Board. The corporate governance page of the Company can be found at www.swwc.com by clicking on “Investor Relations” then “Corporate Governance.”

Q:                                   Does the Company have a Code of Ethical Conduct?

A:                                   Our Code of Ethical Conduct for all employees and our Code of Ethics for Directors and Executive Officers (“Code of Ethics”) can be found on our website www.swwc.com. The Code of Ethics is intended to comply with the requirements of the Sarbanes Oxley Act of 2002 and applies to our Directors and to executive officers, including our chief executive officer, senior financial officers and other executive officers. We will provide without charge to any person, by written or oral request, a copy of our Code of Ethics. Requests should be directed to the Director of Corporate Communications, Southwest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

Q:                                   What are the Company’s qualifications for a Director?

A:                                   Southwest Water’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees for a position on Southwest Water’s Board. Under these criteria, members of the Board must have professional and personal ethics and values, consistent with longstanding Southwest Water values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all Director duties. Each Director must represent the interests of all stockholders.

Q:                                   How are nominees to the Board evaluated and identified?

A:                                   The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for Director, including materials provided by professional search firms or other parties. In the event that Board vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at anytime during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Board nominates the Director candidates it deems most qualified for election by the stockholders after consideration of the recommendation by the Nominating and Governance Committee. In accordance with the bylaws of the Company, the Board will be responsible for filling vacancies or newly created Directorships on the Board that may occur between annual meetings of stockholders.

Q:                                   Can stockholders nominate Directors to serve on the Board?

A:                                   The Company’s Corporate Governance Guidelines allow stockholders to recommend Director nominees for consideration by the Nominating and Governance Committee by writing to the Corporate Secretary at least 90 days before the Annual Meeting, specifying the nominee’s name and qualifications for Board membership. Following verification of the stockholder status of the person submitting the recommendation and review of minimum qualifying standards, all properly submitted recommendations are brought to the attention of the Nominating and Governance Committee at the next Committee meeting. Candidates recommended by a stockholder will be evaluated in the same manner as any candidate identified by the Nominating and Governance Committee.

The Company’s Amended and Restated Bylaws (“Bylaws”) allow stockholders to recommend business, including recommending Director nominees, to come before a special meeting or Annual Meeting of the Company by providing notice to the Corporate Secretary at least 90 days before the Annual Meeting. Such notice must comply with the requirements of our Bylaws.

Q:                                   How does the Board determine which Directors are considered independent?

A:                                   Based on information solicited from each director and upon the advice and recommendation of the Company’s Nominating and Governance Committee, the Board has determined that each of the current Directors, except the Chairman of the Board and Chief Executive Officer (Mr. Garnier) and the President and Chief Operating Officer (Mr. Moerbeek), has no material relationship with Southwest Water (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the Director independence standards, as currently in effect. The NASDAQ independent definition includes a series of objective tests, such as that the Director is not an employee of the Company and not engaged in various types of business dealings with the Company. Furthermore, the Board has determined that each of the members of the Audit, Compensation and Organization, and Nominating and Governance Committees has no material relationship with Southwest Water (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and is “independent” within the meaning of NASDAQ’s Director independence standards.

Q:                                   Does the Company’s Board hold Independent Director sessions?

A:                                   Independent Director sessions of non-employee Directors are held at each regularly scheduled Board meeting. The sessions are scheduled and chaired by an independent Director selected by the Board from time to time. Any Director can request that an additional independent Director session be scheduled.

Q:                                   How do Stockholders communicate with the Board?

A:                                   Stockholders and other interested parties may communicate with the Board by writing to the Secretary of Southwest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017. The Secretary will forward all communications to the full Board or the appropriate committee with a copy to the Chair of the Nominating and Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

What related party transactions involved Directors?

No Director, nominee, executive officer or any member of their family had any indebtedness to the Company, any business relationship with the Company or any transaction with the Company in 2005. No director, nominee, executive officer or any member of their family, at any time during the past three years, have been employed by any entity, including a charitable organization, that has made payments to, or received payments from the Company, including charitable contributions for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of the other entities consolidated gross revenues reported for that fiscal year.

EXECUTIVE COMPENSATION

Report of the Compensation and Organization Committee

General.   The Compensation and Organization Committee of the Board of Directors (“Committee”) is responsible for establishing the Company’s executive compensation program, including matters relating to the grant of options to purchase Company stock and any performance-based compensation for the Company executives. The Committee operates under a written charter adopted by the Board of Directors describing its specific duties and responsibilities. The Charter is available at the Company’s website www.swwc.com. The Committee is comprised solely of four directors independent within the meaning of the NASDAQ listing standards – H. Frederick Christie, Linda Griego, Donovan D. Huennekens and Richard G. Newman. During 2005 the Committee met eight times.

Executive Officer Compensation Policy.   The executive compensation program is designed to reward, motivate and retain the skilled management necessary to achieve the Company’s goals of increasing stockholder value and maintaining a leadership position within the industry. The Committee’s practices reflect policies that compensation should (i) provide fair, equitable and reasonable compensation, (ii) focus executives’ efforts on the fulfillment of Company annual long-term and short-term business objectives and strategies (iii) reward excellent team performance, and individual job performance and abilities, and (iv) align the interests of management with the interest of stockholders. The Committee recognizes the Company’s business is dependent upon the regulatory process governing the utilities, weather, water quality and supply, as well as a number of other factors. As a result, executive compensation is based on a number of subjective and objective factors in addition to the financial performance of the Company. A description of the elements of executive compensation and how each relates to the policy and objectives described above follows.

Executive Compensation Program.   Total compensation consists of three components – base salary, annual incentive compensation and long-term incentives in the form of stock options. In determining individual compensation, the Committee considers the executive officer’s duties, the quality of his or her performance of those duties, and the contribution that each individual has made to the Company’s overall performance and its strategic positioning for the future. The Committee also considers:  whether an executive officer’s duties have expanded or otherwise materially changed from the previous year; the officer’s experience and the value to the Company. The Committee meets with the chief executive officer to evaluate the performance of the other executive officers and meets in the absence of the chief executive officer to evaluate those officers’ individual performance. In determining any component of compensation, the Committee takes into consideration all forms and the value of all compensation paid, including salary, bonus, outstanding equity awards, supplemental executive retirement benefits and all other perquisites.

Base Salary.   In addition to the factors mentioned above, the Committee determines base salary ranges for executives officers based upon competitive pay practices, including those in the water utilities and service industries. The pay practices of the peer group, a group of seven companies identified by an independent, outside compensation consulting firm, are reviewed each year. Four of the companies are water utilities included in the performance graph comparison of the A.G. Edwards Water Utility Index found on page 30. The other three companies, selected from various segments of the services industry, provide a frame of reference for the role that services play in the Company’s operations. In making its 2005 base salary determinations, the Committee reviewed (i) a report of U.S. Salary Budget Trends and (ii) a report of U. S. Compensation Planning. The reports allow the Committee to compare base salary ranges for our executive officers with base salary ranges for similar positions at other companies. Data from the peer group companies was also provided for review. The Committee also considered past performance and past pay increases, job duties, performance, scope and responsibilities, and expected future contributions. The most recent past performance was given the most weight. For 2005, the Committee determined that salary adjustments should remain competitive within general business guidelines.

Annual Incentive Compensation.   The Committee believes that the Company’s short term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on meeting certain financial objectives for the Company and on the executive’s achievement of goals in his or her area of functional responsibility. Executive performance objectives include both qualitative and quantitative criteria. As an executive’s level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentive.

The Committee establishes financial goals and performance-based measures at the beginning of each year. Awards are made following the end of the fiscal year based on performance for that fiscal year. Annual incentive compensation payouts with respect to fiscal 2005 were set for certain executives, including Mr. Garnier, Chief Executive Officer, 25% of which was based upon a pre-determined earnings per share target from continuing operations, 25% based upon a pre-determined profit before taxes target and 50% based on individual performance objectives. The annual incentive payout amount was based on a percentage of salary depending on the executive’s position. The annual incentive range for Mr. Garnier was up to a maximum of 100% of his base salary. There is no one single bonus trigger and a bonus can be paid for meeting one target while another target is not met, which would be reflected in a lower bonus amount. In 2005, earnings per share targets and profit before taxes targets were within 95%. In those areas where the actual results for the year met or exceeded the individual performance objectives set by the Committee, incentive compensation awards were approved for the Company’s executives. Bonuses were awarded to executive officers based on their functional areas of responsibility. 2005 awards are detailed in the Summary Compensation Table.

Long-term Incentive Compensation.   The Company’s long term-incentive based compensation consists of stock options that are granted under the Company’s Second Amended and Restated Stock Option Plan for Employees (the “Plan”) and are designed to align management interests with those of stockholders. The primary form of long-term incentive compensation is non-qualified stock options granted under the Plan. The Committee approves all stock option grant awards.

The Committee bases stock option grant awards on various factors including an executive’s pay level, responsibilities in the organization, and ability to significantly improve future financial results. In addition, the Committee compares the Company’s option grant levels with similar industry practices, water utility companies and services industry companies. The Committee believes that stock options enable the Company to compete in the marketplace for executive talent and further align the interests of executives with those of stockholders.

Chief Executive Officer Compensation.   The Committee determined the total compensation for the Chief Executive Officer by evaluating his performance as a leader and manager of the Company and its overall performance. The Company’s financial results for 2005 were in line with the Company’s objectives for the year. The total compensation of the top executive was carefully and thoughtfully reviewed in light of the Company’s performance. Because Company performance for 2005 and individual performance objectives were generally met, the Committee decided to make a $20,000 increase in base salary in 2006 and award a $200,000 annual incentive compensation for 2005 performance in 2006 to the Chief Executive Officer.

Base Salary.   The Committee has chosen not to adopt a direct formula approach in determining Mr. Garnier’s base salary as with the compensation of the Company’s other executive officers. Rather, the Committee reviewed a number of objective and subjective measures for Mr. Garnier’s position which included (i) the performance of the Company as a whole, (ii) his effectiveness in addressing local, industry-wide and specific issues facing the Company, (iii) business development, (iv) the Company’s immediate and long-term financial health and (v) the performance of the Company’s stock price.  After the Committee’s deliberations and review, the Committee determined that Mr. Garnier’s annual salary should be $390,000.

Annual Incentive Compensation.   There was a $200,000 annual incentive compensation award made to Mr. Garnier for 2005 because he met a number of individual objectives and the pre-determined targets for fiscal 2005.

Long-Term Incentive.   Mr. Garnier announced in November 2005 the Board’s efforts in pursuing a Chief Executive Officer succession plan. The search for a Chief Executive Officer is nearing a conclusion and in light of this, it would be inconsistent with the executive compensation policy to award a long-term incentive to Mr. Garnier at this time.

Federal Income Tax Considerations.   The Compensation and Organization Committee has considered the impact of Section 162(m) of the Internal Revenue Code. This section disallows tax deductions for any publicly-held corporation for individual compensation paid to the chief executive officer and any of its other named executive officers of such corporation exceeding $1.0 million in any taxable year. Certain “performance-based compensation” is specifically exempted from the deduction limit. All stock option grants are intended to qualify as “performance based compensation” and thus any gain realized from such awards would be excluded from such $1.0 million limitation. No compensation paid to any of Southwest Water’s executive officers in 2005 exceeded the $1.0 million dollar limit.

Compensation and Organization Committee

H. Frederick Christie (Chair)
Linda Griego
Donovan D. Huennekens
Richard G. Newman

March 31, 2006

The foregoing Compensation and Organization Committee Report on Executive Compensation does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Organization Committee is composed of Messrs. Christie, Huennekens, Newman and Ms. Griego. No member of the Company’s Compensation and Organization Committee is a current or a former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the Board or Compensation and Organization Committee of any entity that has one or more executive officers serving as members of the Company requiring disclosure under Item 404 of SEC Regulation S-K.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company’s chief executive officer and each of the Company’s four other most highly compensated executive officers in fiscal years 2005, 2004 and 2003.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options(#)	All Other Compensation ($)
Anton C. Garnier(1)	2005	367,500	200,000	—	—
Chairman and Chief Executive Officer	2004	367,500	—	82,668	—
	2003	350,000	198,750	13,500	—
Peter J. Moerbeek	2005	270,000	150,000	—	—
President and Chief Operating Officer	2004	270,000	—	55,125	—
	2003	251,500	150,000	58,800	—
Michael O. Quinn	2005	217,000	120,000	21,000	—
President, Southwest Water Utility Group	2004	207,500	75,000	16,538	—
and President, Suburban Water	2003	197,600	120,000	14,700	—
Systems
Cheryl L. Clary(2)	2005	172,500	75,000	26,250	—
Chief Financial Officer and Assistant	2004	24,600	20,000	16,538	—
Secretary	2003	—	—	—	—
Shelley A. Farnham	2005	153,400	20,000	8,400	—
Vice President of Human Resources	2004	147,500	20,000	6,615	—
and Secretary	2003	134,300	55,000	8,820	—
Richard J. Shields(3)	2005	74,200	—	—	—
Chief Financial Officer and Assistant	2004	200,000	—	24,255	225,000	(3)
Secretary	2003	190,000	71,250	29,400	—

(1)         Mr. Garnier entered into an agreement on March 16, 2006 pursuant to which he will continue to receive his annual salary, currently at $390,000, and participate in any bonus and incentive plans available to executives for a period specified in the agreement. See “Other Agreements”.

(2)         Ms. Clary became Chief Financial Officer of the Company in April 2005. She joined the Company in October 2004 as its Vice President of Finance.

(3)      Mr. Shields served the Company as its Chief Financial Officer until April 2005. Mr. Shields received a payment of $225,000 upon his resignation pursuant to a Retention Agreement he signed with the Company in November 2004.

CHANGE - OF - CONTROL AND OTHER AGREEMENTS

In 1998, Mr. Peter J. Moerbeek entered into a change of control severance agreement with the Company, under which the Company has agreed to provide benefits and payments to Mr. Moerbeek based on 2.99 times his five-year average annual taxable compensation if certain conditions are met. In 1995 Mr. Michael O. Quinn and, in 1998, Ms. Shelley A. Farnham entered into change of control severance agreements with the Company. Under these agreements, the Company has agreed to provide severance benefits and payments to Mr. Quinn and Ms. Farnham based on 1.5 times his or her five-year average annual taxable compensation if certain conditions are met. In April 2005, Ms. Cheryl L. Clary entered into a change of control severance agreement with the Company under which the Company has agreed to provide benefits and payments to Ms. Clary based on 2.99 times her five year average annual taxable compensation if certain conditions are met.

The agreements will be triggered if there is a change of control and either of the following conditions is met: (i) termination of the executive’s employment by his or her employer within two years after a change in control, other than termination by retirement or for death, disability or cause; or (ii) termination of executive’s employment by the executive within two years after a change in control for “good reason” (including assignment of executive to duties inconsistent with executive’s position, duties, responsibilities and status prior to the change in control or, alternatively, a reduction in salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles). Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses, and certain life insurance premium amounts and other taxable income of the executive. Cash severance payments are payable within five days after termination of employment. Cash severance amounts as of December 31, 2005, assuming termination met the requirements for a severance payment are approximately as follows: Mr. Moerbeek – $1,436,531; Mr. Quinn – $476,114 , Ms. Clary – 471,624 and Ms. Farnham – $294,449. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $25,000, and outplacement services with a maximum benefit of $15,000 for Mr. Moerbeek and Ms. Clary and $4,000 each for Mr. Quinn and Ms. Farnham. These payments and benefits are subject to certain Internal Revenue Code limitations and may be reduced if these limitations are met.

On March 16, 2006, Mr. Anton C. Garnier, Chief Executive Officer of the Company, entered into an Employment Agreement with the Company. The Agreement provides that the Company will continue employment of Mr. Garnier for a two-year period following the date on which a new Chief Executive Officer is employed by the Company to replace Mr. Garnier in that position (the “Transition Date”). At the end of that two-year period, the Company will engage Mr. Garnier to serve as a consultant for a term ending June 30, 2010, upon terms and conditions to be agreed. Until the Transition Date, Mr. Garnier will continue to serve as Chief Executive Officer and Chairman of the Board. Following the Transition Date, Mr. Garnier will serve in a position to be agreed upon with such responsibilities as may be determined from time to time by the new Chief Executive Officer and the Board of Directors, and will continue to devote his full business time to the Company during his period of employment. Mr. Garnier will continue to receive his currently paid base annual salary and will be eligible for salary review and certain bonus programs and stock option awards. All compensation is subject to review by the Compensation and Organization Committee. Mr. Garnier’s compensation during any consulting term shall be mutually agreed upon. During the consulting period, Mr. Garnier will be eligible to participate in the Company’s stock option plans in accordance with the terms of such plans as may be in effect. During the term of his employment under the Employment Agreement (but not during the term of consulting), Mr. Garnier will be entitled to participate in all the Company’s executive fringe benefits in effect from time to time for executives of the company. The Employment Agreement will terminate on the death or disability of Mr. Garnier and may be terminated by Mr. Garnier or by the Company for “Cause” as defined in the Employment Agreement. The Agreement may also be terminated by the Company on sixty (60) days’ written notice without the necessity of assigning a reason. On termination of the Agreement, Mr. Garnier is entitled to all accrued but unpaid compensation, reimbursement of approved business expenses and accrued benefits. In the case of termination by reason of Mr. Garnier’s death or disability, unvested stock options will automatically vest and become exercisable within one year. In the case of termination by reason of disability, Mr. Garnier is also entitled to an amount equal to the difference between his base salary and amounts paid under the Company’s disability plans. In the event of termination of Mr. Garnier’s employment by the Company without Cause, Mr. Garnier would become entitled to a severance benefit equal to the base salary that

Mr. Garnier would have received if his employment had not terminated before the end of the term of the Agreement plus $6,000 a month for the remaining term of the Agreement.

On November 9, 2004, Southwest Water entered into a Retention Agreement with Richard J. Shields who served as the Company’s Chief Financial Officer at the time. The agreement provided for certain severance benefits payable to Mr. Shields in exchange for his commitment to continue to function in his role as Chief Financial Officer through the completion and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 10-K”). The term of the agreement, through the 30th day following the filing of the 2004 10-K, provided for the payment of $225,000 and COBRA medical benefits for 14 months if Mr. Shields resigned following the filing of the 2004 10-K. Payment of the severance benefits was conditioned upon Mr. Shields executing a Separation Agreement and General Release of Claims. Mr. Shields met the conditions of the Separation Agreement and the Company paid him $225,000 in 2005.

OPTION GRANTS TO NAMED EXECUTIVE OFFICERS IN 2005

The following table provides information regarding options to purchase shares of the Company’s common stock granted to the named executive officers during fiscal 2005. The amounts shown for each named executive officer below as potential realizable values are based entirely on hypothetically annualized rates of stock appreciation of 5% and 10% compounded over the full seven-year term of options.  These assumed rates of growth were selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend on overall stock market conditions and the Company’s future performance and prospects. Consequently, there can be no assurance that the named executive officers will receive the potential realizable values shown in this table.

Potential Realizable Value at Assumed
	Individual Grants				Annual Rates of Stock
Price Appreciation for
		% of Total			7-Year Option Term
		Options	Exercise
		Granted to	or		At 5%	At 10%
Executive	Options Granted (#)(1)	Employees in Fiscal Year 2005	Base Price ($/sh.)(2)	Expiration Date	Annual Growth Rate($)(3)	Annual Growth Rate($)(3)
Anton C. Garnier	—	—	—	—	$ —	$ —
Peter J. Moerbeek	—	—	—	—	—	—
Michael O. Quinn	21,000	9.8%	$11.39	3/9/12	97,374	226,924
Cheryl L. Clary	26,250	12.3%	$11.39	3/9/12	121,718	283,655
Shelley A. Farnham	8,400	3.9%	$11.39	3/9/12	38,950	90,769

(1)         Options vest 20% per year until fully vested. The options were granted for a term of seven years and one day, subject to earlier cancellation upon certain events related to termination of employment.

(2)         All exercise prices represent fair market value on the prior trading day to the date of grant and reflect a 5% stock dividend issued to shareholders of record on January 2, 2006.

(3)         Potential realizable values are based on assumed annual rates of return specified by the SEC. Southwest Water's management has consistently cautioned stockholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

OPTION EXERCISED IN 2005 AND YEAR-END OPTION VALUES

The following table shows information on exercised and unexercised stock options held, value realized from options exercised during 2005 and the value of unexercised options for the chief executive officer of the Company and the other named executive officers.

Executive	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)	Number of Unexercised Options at December 31, 2005 Exercisable/Un-exercisable	Value of Unexercised In-the-Money Options at December 31, 2005 Exercisable/Un-exercisable ($)(2)(3)
Anton C. Garnier	36,846	394,621	486,840 / 160,412	$3,934,325 / $651,614
Peter J. Moerbeek	65,382	731,922	439,463 / 120,484	3,608,686 / 516,655
Michael O. Quinn	10,633	86,978	26,375 / 47,756	155,172 / 159,554
Cheryl L. Clary	—	—	3,307 / 39,480	10,879 / 120,158
Shelley A. Farnham	38,203	141,234	2,013 / 24,635	5,712 / 97,174

(1)         The number of stock options has been adjusted to give effect to a 5% stock dividend issued to shareholders of record on January 2, 2006.

(2)         The value realized is based upon the difference between the market price of the shares on the exercise date and the option exercise price multiplied by the number of shares covered by the exercise.

(3)         The value of unexercised options is based upon the difference between the exercise price and the closing market price on December 31, 2005, which was $14.31 per share.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN INFORMATION

The Southwest Water Company Supplemental Executive Retirement Plan (the “SERP”) was adopted by Southwest Water Company effective May 8, 2000.  Two executive officers of the Company have been selected by the Compensation and Organization Committee as participants in the SERP:  Messrs. Garnier and Moerbeek.  Under the SERP, in most cases, a vested participant with five to 10 years of service will be eligible for a yearly benefit for his or her lifetime beginning at age 65 equal to: the participant’s average annual compensation multiplied by the applicable compensation percentage as defined by the SERP, less (i) the Social Security benefit for the most recent five years of employment and less (ii) benefits received under the Company-sponsored Non-contributory Defined Benefit Pension Plan, which was terminated effective December 31, 1999.

The following table shows the estimated annual benefits that would be payable to participants in the SERP at age 65.

5-Year Average Annual Compensation	Estimated Annual Benefit for Years of Service Indicated
	15 Years	25 Years	35 Years
$200,000	$21,100	$15,200	$24,400
240,000	33,100	35,200	52,400
280,000	45,100	55,200	80,400
320,000	57,100	75,200	108,400

The compensation used in determining final average compensation under the SERP is the participant’s base salary and excludes bonuses and other forms of compensation.

On December 31, 2005, the base compensation for the participating officers was: Anton C. Garnier – $367,500 and Peter J. Moerbeek – $270,000 and their years of credited service were 35 and ten, respectively.  The SERP benefit obligations will be funded through corporate-owned life insurance policies.

EQUITY COMPENSATION PLAN INFORMATION

The following provides information as of December 31, 2005, with respect to compensation plans under which shares of Southwest Water's common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	2,497,640	$8.42	1,349,883
Employee Stock Purchase Plan approved by stockholders	N/A	N/A	912,712
Equity compensation plans not approved by stockholders(2)	143,581	6.23	N/A
Total:	2,641,221	8.30	2,262,595

(1)         These plans are the Company’s (i) Second Amended and Restated Stock Option Plan for Employees and the (ii) Amended and Restated Stock Option Plan for non-employee Directors.

(2)         Represents warrants issued to consultants as compensation for their participation in the Company’s purchase of the City of West Covina’s water distribution system and facilities in 2000.  The warrants are currently exercisable, terminate in 2014 and contain equitable anti-dilution adjustment rights.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to holders of the Company’s common stock during the five most recent fiscal years versus the cumulative total return during the same period achieved by 10 of the 11 publicly held water utilities listed in the A.G. Edwards Water Utility Index and that achieved by the Standard & Poor’s 500 Stock Index on December 31st of each year. The comparison assumes an initial investment of $100 made on December 31, 2000 in each of the Company’s common stock, the A.G. Edwards Water Utility Index and the Standard & Poor’s 500 Stock Index. The cumulative total returns assume the reinvestment of all dividends. The historical stock performance reflected in the graph is not necessarily indicative of future stock performance.

	Current value of a Dec 31, 2000 $100 investment in:			Price of:
	SWWC	S&P 500 Composite	A.G. Edwards Water Utility Index	SWWC	S&P 500
12/31/2000	$100.00	$100.00	$100.00	$7.34	$1,320
12/31/2001	126.68	88.11	114.44	9.15	1,148
12/31/2002	126.71	68.64	109.24	9.01	880
12/31/2003	155.22	88.33	141.47	10.86	1,112
12/31/2004	185.99	97.94	161.73	12.81	1,212
12/31/2005	211.10	102.74	223.50	14.31	1,248

Notes:

1.              Assumes that dividends are reinvested.

2.              Includes the impact of stock splits and stock dividends.

3.              A.G. Edwards Water Utility Index includes ARTNA, AWR, BIW, CTWS, CWT, MSEX, PNNW, SJW, WTR and YORW. Does not include SWWC.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee of Southwest Water’s Board of Directors is composed of four independent Directors, in compliance with the listing standards of the NASDAQ and the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors that sets forth the responsibilities and authority of the Audit Committee. The Audit Committee reviewed and amended this charter in February 2006 and the Board approved the amendment March 2006. The Audit Committee Charter is attached to our 2005 Proxy Statement and is also available on Southwest Water’s website at www.swwc.com.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for Southwest Water’s financial reporting process; internal controls; and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of Southwest Water’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and for issuing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, and in accordance with its Charter, the Committee has met and held separate discussions with management and independent accountants, KPMG LLP. The Committee meets separately with Southwest Water’s independent accountants. Management represented to the Committee that Southwest Water’s audited consolidated financial statements for the fiscal year ended December 31, 2005 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent accountants. The Committee also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Committee has received from KPMG, and reviewed the written disclosures and the letter required by the Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and amended, by the Independence Standards Board, and have discussed with KPMG the independent registered public accounting firm, the accountants independence from Southwest Water and its management. The Committee has reviewed services performed by the accountants and determined that all fees billed by KPMG for non-audited services (if any) are compatible with and do not impair the accountants’ independence.

Based upon the Audit Committee’s review and discussions of the matters referred to above, the Committee has recommended to the Board of Directors that the Financial Statements be included in Southwest Water’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Donovan D. Huennekens, Chairperson

James C. Castle, Ph.D

William D. Jones

Maureen A. Kindel

March 31, 2006

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee appointed KPMG LLP as the Company’s independent accountants for the fiscal year ended December 31, 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to KPMG LLP

The following table shows the fees billed to Southwest Water for audit and other services provided by KPMG LLP during calendar 2005 and 2004. It is the Company’s policy to expense accounting fees as services are rendered.

Fee Category	Calendar 2005 Fees	Calendar 2004 Fees
Audit Fees	$907,950	$949,000
Audit-Related Fees	7,500	47,750
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$915,450	$990,650

Audit Fees:   This amount includes fees necessary to perform an audit and quarterly reviews and services that generally only the independent accountant can reasonably provide, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the SEC.

Audit Related Fees:   Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Southwest Water’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations in connection with financial accounting and reporting standards.

Tax Fees:   Consist of fees billed for professional services for tax compliance, tax advice and tax planning. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.

All Other Fees:   Consist of fees for services for operational internal auditing, bookkeeping and operational assessments.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants. The Audit Committee has adopted a policy regarding the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our Directors, executive officers and owners of more than 10 percent of our securities are required under Section 16(a) of the Exchange Act of 1934, to file reports of ownership and changes in ownership with the SEC. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our Directors and executive officers. Southwest Water is required to disclose in this Proxy Statement any late filings or failures to file.

Based upon a review of the filings made on their behalf during 2005, as well as an examination of the SEC’s EDGAR system Form 3, 4, and 5 filings and the Company’s records, we believe that all filing requirements were complied with, except for H. Frederick Christie. A late Form 4 was filed reporting his October 12, 2005 exercise of 5,011 options on October 24, 2005.

COMPLAINT PROCEDURE

We maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free confidential compliance line is available for the submission of employee concerns regarding accounting, internal control or auditing matters.

PROPOSAL 2 – APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

The Board of Directors unanimously approved the Southwest Water Company 2006 Equity Incentive Plan (the “2006 Plan”) on March 8, 2006, upon recommendation of the Compensation and Organization Committee and directed that the 2006 Plan be submitted to the stockholders for approval at the Annual Meeting. The Company has had a form of stock option plan in place since at least 1993. The latest plans are the Southwest Water Company Second Amended and Restated Stock Option Plan, effective as of May 23, 2000 (the “2000 Plan”); and the Amended and Restated Stock Option Plan for Non-employee Directors of Southwest Water Company, effective May 13, 2004 (the “2004 Plan”). We call the 2000 Plan and the 2004 Plan the “Prior Plans”. An increase in the number of shares available under the 2004 Plan was approved by the stockholders at the 2003 Annual Meeting. The Board of Directors is now proposing the Southwest Water Company 2006 Equity Incentive Plan as a replacement plan for the Prior Plans. As of December 31, 2005, there were a total of 2,497,640 stock options outstanding under the Prior Plans with an average weighted option exercise price of $8.42 and a weighted average remaining contractual life of 3.7 years. Options under the Plans cover common stock of the Company. On December 31, 2005, there were 22,184,575 shares of common stock issued and outstanding, and the Company had approximately 1600 full-time employees.

The 2006 Plan is intended as a replacement for the Prior Plans, affording more flexibility without increasing the total number of shares of the Company’s common stock available for benefits.

Failure of the Stockholders to approve the 2006 Plan would, in the opinion of the Board, hamper the Company’s efforts to remain competitive in hiring and retention because the Company would not be authorized to offer sufficient equity-related incentives which are routinely granted to employees at companies with which the Company competes for experienced highly qualified personnel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SOUTHWEST WATER COMPANY 2006 EQUITY INCENTIVE PLAN.

Approval of the 2006 Plan requires the affirmative vote of the majority of the shares entitled to be voted on the proposal that are present, in person or by proxy, at the Annual Meeting.

The following is a general summary of the principal features of the 2006 Plan. This summary does not purport to be a complete description of the 2006 Plan, and readers should refer to its full text, a copy of which is attached to this Proxy Statement as Appendix B.

Purposes of the 2006 Plan

The 2006 Plan has the following purposes:

•        to aid Southwest Water Company in attracting and retaining employees, management, other personnel and non-employee directors capable of assuring our future success;

•        to offer these individuals incentives to put forth maximum efforts for the success of our business; and

•        to afford these individuals an opportunity to acquire an ownership interest in Southwest Water Company.

Eligibility

Any employee, officer, director (including any non-employee director), consultant or independent contractor providing services to us or our subsidiaries and affiliates in which we have a significant equity interest is eligible to receive awards under the 2006 Plan.

Administration

The 2006 Plan is administered by the Compensation and Organization Committee of our Board of Directors, which is described under “BOARD STRUCTURE AND COMMITTEE MEMBERSHIP – Compensation and Organization Committee” and “EXECUTIVE COMPENSATION – Report of the Compensation and Organization Committee – General.”  The committee has the authority, among other powers, to:  select the individuals to whom awards are granted; determine the types of awards to be granted; establish the terms and conditions of the awards; amend the terms and conditions of any award, subject to some limitations contained in the 2006 Plan; and establish rules for the administration of the 2006 Plan.

Amendments to the 2006 Plan

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Plan at any time. However, shareholder approval must be obtained for any amendments to the 2006 Plan that would materially increase the benefits to participants under the 2006 Plan; materially increase the number of securities that may be issued under the 2006 Plan; or materially modify the requirements for participation in the 2006 Plan.

Types and Terms of Awards

The 2006 Plan permits the granting of:

•        stock options, including “incentive” stock options meeting the requirements of Section 422 of the Internal Revenue Code, and “non-qualified” (non-incentive) stock options that do not meet the requirements of Section 422;

•        stock appreciation rights, also known as “SARs”;

•        restricted stock and restricted stock units; and

•        other awards valued in whole or in part by reference to or otherwise based on our common stock (sometimes referred to as “other stock-based awards”).

Options

The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee.

Incentive vs. Nonstatutory Stock Options.   Options may be designated as “incentive” stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code, or as “nonstatutory” (non-incentive) stock options, which are not intended to meet the requirements of Section 422. The tax treatment of incentive stock options differs from that of nonstatutory stock options. See the section entitled “TAX MATTERS” located below. In order to receive the unique tax treatment applicable to incentive stock options, these options are subject to option rules and conditions that do not apply to nonstatutory options.

Vesting.   Options will become exercisable (“vest”) in accordance with the vesting schedule established by the committee and set forth in the award.

Exercise Price.   The exercise price of an option will be determined by the committee on the date the option is granted. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant as determined by the committee. The exercise price will be payable in cash or, at the discretion of the committee, in whole or in part by tendering previously owned shares of our common stock or other consideration having a fair market value on the date of exercise equal to the exercise price.

SARs

The holder of a SAR will be entitled to receive the excess of the fair market value of a specified number of shares of our common stock over the grant price of the SAR. When a SAR is exercised, the holder does not pay an exercise price or receive shares of stock; rather, the holder simply receives the payment described in the preceding sentence.

Vesting.   SARs will vest and become exercisable in accordance with the vesting schedule established by the committee and set forth in the award.

Grant Price.   The grant price of a SAR will be determined by the committee on the date the SAR is granted. The grant price may not be less than 100% of the fair market value of our common stock on the date the SAR is granted as determined by the committee.

Amount of Payment.   For determining the payment to be received upon exercise of a SAR, the fair market value of our common stock will be determined as of the exercise date of the SAR or, if the committee so determines, as of any time during a specified period before or after the exercise date.

Restricted Stock and Restricted Stock Units

Restricted Stock.   The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee for a specified time period determined by the committee. Restricted stock is subject to forfeiture under conditions specified in the award agreement. The restrictions include a prohibition on transfer of the restricted stock and may also include, for example, limitations on the holder’s right to vote or receive dividends with respect to the restricted stock. The restriction period will begin on the date of grant of the restricted stock. The restrictions may lapse separately or in combination, at a time or times determined by the committee and set forth in the award. After the restrictions have lapsed, the holder will have all of the rights of a shareholder of our common stock. If a holder’s employment with us terminates during the restriction period, the restricted stock is subject to forfeiture. The lapsing of such restrictions is also referred to in the 2006 Plan as “vesting.”

Restricted Stock Units.   Holders of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the committee. The restriction period will begin on the date of grant of the restricted stock and will expire according to a schedule established by the committee and set forth in the award. Like restricted stock, restricted stock units are subject to forfeiture if the holder’s employment with us terminates during the restriction period.

Other Stock-Based Awards

The committee is authorized to establish the terms and conditions of other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock. The terms of any such awards will be established by the committee.

Shares Available for Awards

A total of 5,433,920 shares of our common stock, par value $.01 per share, are authorized for the granting of awards under the 2006 Plan. As of March 20, 2006 of the total amount authorized, 1,061,382 shares were available for granting future awards under the Prior Plans of Southwest Water Company.

The Prior Plans will be incorporated into the 2006 Plan when and if the 2006 Plan becomes effective upon approval of the Company’s stockholders. In addition, shares of common stock available for granting future awards under the Prior Plans will be available for granting awards only under and within the limits of the 2006 Plan. Although all outstanding awards under the Prior Plans would remain subject to the terms and conditions of the respective Prior Plans under which the awards originally were granted, the shares of common stock covered by outstanding awards under the Prior Plans would become subject to the share accounting provisions of the 2006 Plan described in the following paragraph.

The 2006 Plan will not increase the number of shares of the Company common stock available for benefits compared to the Prior Plans.

Accounting for Awards

If an award granted under the 2006 Plan entitles its holder to receive or purchase shares of our common stock, then on the date of grant of the award, the number of shares covered by the award (or to which the award relates) will be counted against the total number of shares available for granting new awards under the 2006 Plan. As a result, the shares available for granting future awards under the 2006 Plan will be reduced. However, if any shares of common stock subject to an outstanding award (or to which an outstanding award relates) are not purchased or are forfeited, then the shares will again be available for granting future awards under the 2006 Plan. Similarly, if any outstanding award terminates without the delivery of shares or other consideration, the shares covered by that award will again be available for granting future awards under the 2006 Plan.

Limitations on Shares Available for Awards

Of the 5,433,920 shares authorized under the 2006 Plan, only 100,000 shares will be available for granting incentive stock options.

At no time shall the total number of shares of common stock issuable upon exercise of all outstanding awards to any single participant exceed 150,000 in any calendar year period, beginning with the year commencing January 1, 2006.

The limits described above are subject to adjustment in certain circumstances where we issue shares of our common stock as consideration for a business acquisition by us or any of our subsidiaries.

Adjustments to Available Shares

If any event affecting our common stock would be reasonably likely to reduce or enlarge any of the benefits or potential benefits intended to be made available under the 2006 Plan or under an award, the committee may make adjustments to the 2006 Plan or outstanding awards in a manner it deems equitable or appropriate in order to prevent the reduction or enlargement of such benefits or potential benefits beyond or below the level intended. However, notwithstanding any adjustments the committee makes, the number of shares of common stock covered by any award or to which an award relates always will be a whole number.

Exercise or Purchase Price

The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any other stock-based award will be at least 100% of the fair market value of our common stock on the date the award is granted. Options can be exercised only by payment in full of the exercise price, either in cash or, at the discretion of the committee, in whole or in part, by the tendering of shares of our common stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

Determinations of fair market value under the 2006 Plan generally will be made in accordance with methods and procedures established by the committee. However, so long as our common stock is traded on the NASDAQ, the fair market value of shares of our common stock on a given date will be the closing price of the shares as reported on the NASDAQ on the date immediately prior to the award, or, if the NASDAQ is not open for trading on that date, then on the most recent preceding date when the NASDAQ was open for trading.

Term

Awards may be granted under the 2006 Plan only during a 10-year period beginning on the effective date of the 2006 Plan. The term of each award will be determined by the committee at the time of grant but may not exceed 10 years from the date of grant. The authority of the committee to administer the 2006 Plan and awards, and the authority of the board of directors to amend the 2006 Plan, will continue beyond the 10-year period.

Transferability

Unless an applicable award agreement specifically provides otherwise, generally an award may not be transferred, except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or if permitted by the committee, by designation of a beneficiary.

Unless the specific provisions of the award agreement provide otherwise, during a holder’s lifetime, any awards granted under the 2006 Plan are exercisable only by the holder or, if permissible under applicable law, by the holder’s guardian or legal representative. The exercisability of incentive stock options will be governed by the specific terms of the award agreement.

New Plan Benefits

Because benefits under the 2006 Plan will depend on the committee’s actions and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and others eligible to participate in the 2006 Plan if the 2006 Plan is approved by the Company’s stockholders.

Tax Withholding

All federal, state or local payroll, withholding, income or other taxes applicable to a participant as a result of participation in the 2006 Plan are solely and absolutely the participant’s responsibility. However, in order to comply with all applicable federal, state or local income tax laws or regulations, we expect to withhold all applicable taxes from participants or otherwise take appropriate action to ensure that all applicable taxes are withheld or collected from participants. In order to assist participants in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee may, in its discretion and subject to additional terms and conditions it may adopt, permit a participant to satisfy his or her tax obligations by withholding shares or accepting shares in lieu of funds.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of the issuance, exercise and payment (or lapse of restrictions with respect to) awards under the 2006 Plan, based on currently applicable provisions of the Internal Revenue Code. Due to the complexity of these provisions, the following only describes the general federal tax principles affecting awards that may be granted under the 2006 Plan. Depending on individual facts and circumstances, these general tax principles might not apply to a given participant. In addition, these general tax principles are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis.

A participant also may be subject to state, local or foreign income taxes and should refer to the applicable laws in those jurisdictions. Furthermore, if a participant is an executive officer or director of Southwest Water Company subject to Section 16(b) of the Securities Exchange Act, special rules may apply. See the section below entitled “Special Rules for Executive Officers and Directors Subject to Section 16(b).”

Non-Qualified Options

•        Grant.   Participants will not recognize any taxable income at the time a non-qualified option is granted.

•        Exercise.   Upon the exercise of a non-qualified option, participants will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price. If participants pay the exercise price by tendering other shares of our common stock then owned by them, they will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise that exceed the number of other shares tendered.

•        Tax Deduction for Southwest Water Company.   We will be allowed an income tax deduction in the amount that, and for our taxable year in which, a participant recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation.

•        Sale of Shares.   When participants sell shares acquired upon the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the common stock is a capital asset in a participant’s hands, the gain or loss will be taxed as a long-term or short term capital gain or loss, depending on holding periods.

Incentive Stock Options

•        Grant.   Taxable income is not recognized at the time an incentive stock option is granted.

•        Exercise.   Upon the exercise of an incentive stock option, a participant will not realize any income for purposes of the regular income tax, but may be required to recognize income for purposes of the alternative minimum tax and may be subject to payroll taxes.

•        Tax Deduction for Southwest Water Company.   If a participant sells or otherwise disposes of shares acquired upon the exercise of an incentive stock option more than two years from the date the option was granted, and more than one year after the option was exercised, then we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option. However, if a participant sells or otherwise disposes of the shares before the holding period described above is satisfied, then we will be allowed a tax deduction at the time and in the amount the participant recognizes ordinary income, if and to the extent the amount satisfies the general rules concerning deductibility of compensation. Under current law, this income is not subject to income or payroll tax withholding.

•        Sale of Shares.   If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option at a time more than two years from the date the option was granted and more than one year after exercise of the option; and if, as usually is the case, the common stock is a capital asset of participant, then participant will recognize long-term capital gain or loss in an amount equal to the difference between the sale price of the shares and participant’s basis in the shares.

If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before the holding period described above is satisfied, then he or she will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (a) the difference between the exercise price and the fair market value of the shares at the time the option was exercised, or (b) the difference between the exercise price and the amount realized upon disposition of the shares, and will recognize long-

term or short-term capital gain or loss (depending on whether the shares were held for more than 12 months, or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date the option was exercised.

Stock Appreciation Rights

•        Grant.   At the time a SAR is granted, a participant will not recognize any taxable income.

•        Exercise.   At the time a SAR is exercised, a participant will recognize ordinary income equal to the cash or fair market value of any shares of common stock received at that time.

•        Tax Deduction for Southwest Water Company.   Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, a participant recognizes ordinary income upon the exercise of a SAR.

Restricted Stock Awards

•        Grant and Lapse of Restrictions.   Section 83(b) of the Internal Revenue Code allows a participant to elect, within 30 days after a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the common stock at that time. If a Section 83(b) election is not made within 30 days from the date of receipt of a restricted stock award, a participant will recognize ordinary income equal to the fair market value of the common stock upon expiration of the restriction period. A participant may be required, as a condition of an award, to make a Section 83(b) election. If a Section 83(b) election is not made, income taxes become payable when restrictions lapse based on the increase, if any, in the fair market value of the common stock.

•        Tax Deduction for Southwest Water Company.   Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, a participant recognizes ordinary income in connection with a restricted stock award. Dividends on the restricted stock that are received by a participant before the end of the restriction period will also be deductible by us subject to the foregoing general rules concerning compensation.

•        Sale of Shares.   Restricted shares cannot be sold or otherwise disposed of until after the restriction period expires. If, as usually is the case, the shares are a capital asset, any gain or loss recognized on a sale or other disposition of the shares will qualify as either a long-term or short-term, depending on holding periods, capital gain or loss.

Restricted Stock Units

In this section, we refer to performance awards and restricted stock units as “deferred awards.”

•        Grant.   At the time a deferred award is granted, there is taxable income.

•        Maturity.   At the time a deferred award matures, a participant will recognize ordinary income equal to the cash or fair market value of the shares of common stock received at that time.

•        Tax Deduction for Southwest Water Company.   Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, a participant recognizes ordinary income upon the maturity of a deferred award.

•        Sale of Shares.   If, as usually is the case, the common stock is a capital asset in a participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will qualify as a long-term or short-term capital gain or loss, depending on holding periods.

Other Stock-Based Awards

The 2006 Plan also authorizes other stock-based awards, the terms of which are not specified in the 2006 Plan. The federal income tax consequences to recipients and to Southwest Water Company upon the grant and exercise of the other stock-based awards will depend on the terms of such awards.

Special Rules for Executive Officers and Directors Subject to Section 16(b)

Executive officers and directors of Southwest Water Company subject to Section 16(b) of the Securities Exchange Act are subject to special rules governing Section 83(b) elections and timing of income.

Change in Control

Depending on the terms of an award agreement and the determinations of the committee, upon a sale of the Company, restrictions on an award may lapse or may mature or become exercisable, on an accelerated schedule. If this type of benefit, or other benefits and payments that result from a change in control of Southwest Water Company, are granted to certain individuals (such as our executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over the base amount (a) will not be deductible by us and (b) will be subject to a 20% excise tax payable by the individual. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs.

STOCKHOLDER PROPOSALS

The Company anticipates holding its 2007 Annual Meeting of Stockholders on May 22, 2007. Stockholder proposals (including nomination of a person for election to the Board of Directors) to be included in the proxy statement for the 2007 Annual Meeting must be received by the Company’s Secretary not later than January 22, 2007. For proposals to be included, you must comply with the rules of the SEC governing the submission of stockholder proposals.

Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 days prior to the scheduled Annual Meeting. If a stockholder commences his or her own proxy solicitation for the 2007 Annual Meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal no later than February 21, 2007. If the notice is not received by such date, it will be considered untimely under Bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2006 Annual Meeting with respect to such proposal, if presented at the meeting. These requirements are separate from and in addition to the SEC’s requirements that the stockholder must meet in order to have a stockholder proposal included in the Company’s Proxy Statement.

All proposals should be submitted in writing to the Company’s Secretary at One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented by consideration at the Annual Meeting other than as described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote by telephone, internet or by marking, signing, dating and promptly returning the enclosed proxy in the envelope provided.

By order of the Board of Directors,

Shelley Farnham
Secretary
March 31, 2006

ANNUAL REPORT ON FORM 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock a copy of our annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission. You should address your request to Southwest Water Company, 624 South Grand Avenue, Suite 2900, Los Angeles, California, 90017-3782.

We make available on our website, www.swwc.com under “Investor Relations, SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20259.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at http://www.sec.gov.

APPENDIX A – AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of Southwest Water Company (the “Company”) and the audits of the financial statements of the Company.

The Committee has the responsibilities, duties, and powers set forth in this Charter. The Committee shall be given full and direct access to the Company’s internal audit function, the Chair of the Board of Directors, Company executives and independent accountants as necessary to carry out these responsibilities. However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating the audit or review of financial statements.

Composition of the Audit Committee

The Committee shall be comprised of not less than three (3) directors, each of whom will be independent as required by Section 10A(3)(b)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the National Association of Securities Dealers, Inc. (“NASD”) provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities and Duties

The Committee shall have the following responsibilities, duties and powers in carrying out its oversight functions (in addition to any others that the Board may from time to time delegate to the Committee):

1.                                      Review and evaluate the performance of the independent accountants who are accountable to the Committee. Appoint, and, where appropriate, terminate and replace the independent accountants to audit the Company’s financial statements.

2.                                      Consider the Company’s process for reviewing internal controls and financial reporting and disclosure.

3.                                      The Committee shall discuss with management and the independent accountants, a) the adequacy of the Company’s internal accounting controls and the financial reporting process; b) the status of internal control recommendations made by the independent accountants; and c) significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

4.                                      Approve the engagement of the independent accountants to perform all services, considering both the types of services and the projected fees.

5.                                      Review the Company’s hiring policies for retaining employees or former employees of the independent accountants.

6.                                      Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

7.                                      Review the Company’s annual audited financial statements and related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including: (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies;

8.                                      Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s internal audit function.

9.                                      Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

10.                               Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between the independent accountants and Company management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

11.                               Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants. Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants.

12.                               For each of the first three fiscal quarters and at year end, at a Committee meeting, review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

13.                               Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act.

14.                               Following completion of the annual audit, review separately with the independent accountants and management any significant issues encountered during the course of the audit. Discuss with independent accountants the communications regarding the conduct of the audit required of the independent accountants under applicable auditing standards.

15.                               Report to the Board on a regular basis on events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.                               Review the accounting and disclosure of significant matters that may have a material impact on the financial statements.

17.                               Generally oversee the disclosure controls and procedures established to provide full, fair, accurate, timely, and understandable disclosure by the Company in periodic reports, proxy statements, and other filings filed or furnished by the Company under the Exchange Act, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release.

18.                               Approve the report required by the SEC to be included in the Company’s annual proxy statement.

19.                               Approve all transactions between the Company and a Related Party, as defined by applicable NASD Rules.

20.                               Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, internal auditors or management.

21.                               On at least an annual basis, the Committee shall discuss with the independent accountants the results of their discussion with the Company’s counsel concerning legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

22.                               Review and assess the adequacy of the Committee Charter annually and recommend any proposed changes to the Board for approval.

23.                               Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

24.                               Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding concerns related to questionable accounting, reporting or auditing matters.

25.                               Engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee for payment of compensation to the independent accountant for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Meetings

The Committee will meet on a regular basis at least four (4) times each year, and will hold special meetings as circumstances require. The Committee shall determine the timing of the meetings. However, the Committee will meet at any time that the independent accountants believe communication to the Committee is required. At each regular meeting the Committee shall meet privately in executive session. At each regular meeting the Committee will meet separately with representatives of the independent accountants and management. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

At all Committee meetings a majority of the total members shall constitute a quorum. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. Minutes shall be kept of each meeting of the Committee and periodically report to the Board significant results of the foregoing activities.

APPENDIX B – 2006 Equity Incentive Plan

SOUTHWEST WATER COMPANY
2006 EQUITY INCENTIVE PLAN

Section 1
Purpose; Prior Plans

(a)   Purpose.   The purpose of the Southwest Water Company 2006 Equity Incentive Plan (the “Plan”) is to aid in attracting and retaining employees, management personnel and other Eligible Persons capable of assuring the future success of the Company and its Affiliates, by offering such Eligible Persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such Eligible Persons an opportunity to acquire an ownership interest in the Company and to share in its success.

(b)   Prior Plans.   On the effective date of the Plan determined in accordance with Section 12 of the Plan (the “Effective Date”), for purposes of administration and share accounting pursuant to Sections 3 and 4 of the Plan, the following plans of the Company, each as previously amended (collectively, the “Prior Plans”), shall be considered to be incorporated in the Plan:  (i) Southwest Water Company Second Amended and Restated Stock Option Plan, effective as of May 23, 2000; and (ii) Southwest Water Company Amended and Restated Stock Option Plan for Non-Employee Directors of Southwest Water Company, effective May 13, 2004. All outstanding options, restricted stock and other awards issued under the Prior Plans shall remain subject to the terms and conditions of the plans under which they were issued, but shares of stock relating to outstanding options, restricted stock or other awards issued under the Prior Plans are considered shares of stock subject to the Plan under Section 4 of the Plan. From and after the Effective Date of the Plan, no further awards shall be made under the Prior Plans.

Section 2
Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, denominated a “Plan Employer” as defined below, and as determined by the Committee.

“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Stock-Based Award granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, in such form and containing such terms, provisions and conditions, not inconsistent with this Plan, as may be specified by the Committee.

“Cause” means willful breach of a written employment agreement; failure to comply with written Company employment policies; conviction of a felony; insubordination; failure in any material respect to perform assigned duties; violation of any law respecting harassment or discrimination in the workplace; and disclosure of confidential or proprietary information of the Company.

“Change in Control of the Company” means (i) any merger, consolidation, amalgamation, sales of Shares or similar transaction involving the Company in which the stockholders of the Company immediately prior to such event or transaction own less than 50% of the Company’s voting power immediately after such event or transaction, (ii) any sale of all or substantially all of the assets of the Company, and such other meaning as may be ascribed to such term by the Committee whether by resolution, in any Award, or in a written notice to Participants.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” means the Compensation and Organization Committee of the Board of Directors of the Company or such other committee designated by such Board to administer the Plan.

“Common Stock” means Common Stock of the Company.

“Company” means Southwest Water Company, a Delaware corporation.

“Conversion Award” is defined in Section 3(a)(ix) of the Plan.

“Director” means a member of the Board of Directors of the Company or an Affiliate of the Company.

“Disability” of a Participant unless more narrowly defined by the Committee means the inability, by reason of a physical or mental illness or condition, to perform his or her usual duties, even with reasonable accommodation, for a period in excess of 180 days in the aggregate during the term of such Participant’s employment, as determined by the Committee. The effective date of Disability shall be the date on which such determination is made.

“Dividend Equivalent” means a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share included in an Award held by such Participant.

“Effective Date” of this Plan is defined in Section 12 of this Plan.

“Eligible Person” means any employee, officer, Director (including any Non-Employee Director), consultant or independent contractor providing services to the Company, a Plan Employer or any Affiliate who the Committee determines to be an Eligible Person.

“Employee” means a regular, active employee of the Company or any Plan Employer or any Affiliate. Within the limitations of applicable law, the Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company, Plan Employer or an Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company, Plan Employer or an Affiliate, (iii) any transfer between locations of employment with the Company, Plan Employer or an Affiliate or between the Company, a Plan Employer and any Affiliate or between any Affiliates, (iv) any change in the Participant’s status from an Employee to a  Consultant or Non-Employee Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. If not otherwise determined by the Committee, the “Fair Market Value” of Shares means the closing price thereof on the NASDAQ Stock Market on the trading day immediately preceding the date on which the determination is to be made.

“Grant Date” means the date on which the Committee makes an Award as reflected in the Award Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Nonstatutory Stock Option” means an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

“Officer” means a person who is an officer of the Company or an Affiliate within the meaning of Section 16 of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets, or other transaction which is effected in such a way that holders of Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Shares.

“Other Stock-Based Award” means any right granted under Section 6(d) of the Plan.

“Participant” means an Eligible Person designated to be granted an Award under the Plan.

“Person” means any individual, corporation, limited liability company, partnership, association or trust.

“Plan Employer” means each of the Company and any Affiliate.

“Qualified Performance Goals” is defined in Section 8 of the Plan.

“Qualifying Termination” means a termination of employment by reason of death or Disability under circumstances which, in the judgment of the Committee, warrant acceleration of the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units.

“Restricted Stock” means any Share granted under Section 6(b) of the Plan.

“Restricted Stock Unit” means any unit granted under Section 6(b) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means any right granted under Section 6(c) of the Plan.

“Ten Percent Stockholder” means the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

“Termination Date” is defined in Section 6(a)(viii)(A).

Section 3
Administration

(a)   Power and Authority of the Committee.   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the form, terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units; provided, however, that any such acceleration of exercisability or lapse of restrictions shall be limited to accelerations relating to a Change in Control; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (vii) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Committee shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may provide; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by Eligible Persons of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Committee, with respect to options granted by the acquired entity. Unless otherwise determined by the Committee at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan; (x) to determine whether Awards will be adjusted for Dividend Equivalents; (xi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)   Delegation.   The Committee may delegate to one or more Officers of the Company or any Affiliate, or a committee of such Officers, the authority, subject to such terms and limitations as the Committee may determine, to grant Awards to Eligible Persons who are not Officers or Directors of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and to carry out day-to-day Plan operations. Any such delegation may be revoked at any time.

Section 4
Shares Available for Awards

(a)   Shares Available.   Subject to adjustment as provided in Sections 4(c) and 7(a), the total and maximum number of shares available for granting Awards under the Plan shall be 5,433,920; of which 1,061,382 were previously authorized and subject to outstanding Awards under the Prior Plans as of March 20, 2006, and increased when such shares are no longer subject to outstanding awards. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, if any Shares are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, whether by actual delivery or attestation, or in connection with satisfaction of tax obligations relating to an Award, whether by actual delivery, attestation or having shares withheld from the Award, only the number of Shares issued net of the Shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares available for granting of Awards under the Plan. For purposes of the previous two sentences, the term “Award” shall explicitly include any awards outstanding under the Prior Plans as of the Effective Date of the Plan.

(b)   Incentive Stock Options.   Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 100,000, subject to adjustment as provided in Section 7(a) of the Plan and Sections 422 or 424 of the Code or any succession provisions.

(c)   Accounting for Awards.   For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan.

(d)   Individual Award Limitations.   Subject to adjustment as provided in Section 7(a), at no time shall the total number of Shares issuable upon exercise of all outstanding awards to any single Participant exceed 150,000 in any calendar year.

Section 5
Eligibility

Any Eligible Person, including any Eligible Person who is an Officer or Director of the Company or any Affiliate, shall be eligible to be designated a Participant; provided, however, that an Incentive  Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless the Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any succession provision.

Section 6
Awards

(a)   Options.   The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals and for the satisfaction of an event or condition within the control of the Participant or within the control of others.

(i)   Option Agreement.   Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

(ii)   Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(A)   In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(B)   In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(C)   Notwithstanding the foregoing, at the Committee’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(iii)   Vesting Period and Exercise Dates.   Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option, the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(iv)   Form of Consideration.   The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(A)   cashier’s check, check or wire transfer;

(B)   subject to any conditions or limitations established by the Committee, other Shares which (1) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender or attestation and (2) have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(C)   consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee;

(D)   such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws; or

(E)   any combination of the foregoing methods of payment.

(v)   Buyout Provisions.   The Committee may at any time offer to buy out for a payment in Shares, cash or other consideration an Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(vi)   Incentive Stock Option Limitations.

(A)   Eligibility.   Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(B)   $100,000 Limitation.   Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Participant’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Participant’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account prior to its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised prior to such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(C)   Leave of Absence.   For purposes of Incentive Stock Options only, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or an Affiliate is not so provided by statute or contract, a Participant’s employment with the Company shall be deemed terminated on the first day immediately following such three-month period of leave for Incentive Stock Option purposes, and any Incentive Stock Option granted to the Participant shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period following the date the employment relationship is deemed terminated. The provisions of this Paragraph (C) shall not apply to Nonstatutory Stock Options.

(D)   Transferability.   The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Participant otherwise than by will or the laws of descent and distribution and, during the lifetime of such Participant, must not be exercisable by any other person. Notwithstanding the foregoing, the Committee, in its sole discretion, may allow the Participant to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other applicable law, the Participant is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(E)   Exercise Price.   The per Share exercise price of an Incentive Stock Option shall be determined by the Committee in accordance with Section 6(a)(ii) of the Plan.

(F)   Ten Percent Stockholder.   If any Employee to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(G)   Holding Percent and Other Terms.   All Incentive Stock Options are subject to a holding period which begins on the date of exercise and ends on the date that is the later of (1) two years from the date of the Incentive Stock Option grant, or (2) one year from the date on which the Incentive Stock Option stock was transferred to the employee upon exercise of the option. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, under the applicable provisions of Section 422 of the Code.

(vii)   Exercise of Option.

(A)   Procedure for Exercise; Rights as a Stockholder.

(1)   Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the respective Award Agreement.

(2)   An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (ii) full payment for the Shares with respect to which the related Option is exercised; and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(3)   Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Committee or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(4)   The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(viii)   Effect of Termination of Service on Options.

(A)   Generally.   Unless otherwise provided for by the Committee or this Plan, on the date a Participant ceases to be an Eligible Person (“Termination Date”) by reason of voluntary termination of employment or termination of employment by the Company without Cause, or any other reason not covered under Paragraphs (B), (C) and (D) next following, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for twenty-four (24) months following the Termination Date. Unless otherwise provided by the Committee, on the Termination Date the Participant’s unvested portion of his or her entire Option, the Option will terminate, and the Shares covered by such portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, such Option will terminate and the Shares covered by such Option will revert to the Plan.

(B)   Disability of Participant.   Unless otherwise provided for by the Committee, if a Participant ceases to be a Eligible Person as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the effective date of Disability (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twenty-four (24) months following the effective date of Disability. Unless otherwise provided by the Committee, on the effective date of the Disability, the unvested portion of his or her Option shall terminate and the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the effective date of Disability. If the vested portion of the Option is not so exercised within the time specified herein, such Option will terminate, and the Shares covered by such Option will revert to the Plan.

(C)   Death of Participant.   Unless otherwise provided for by the Committee, if a Participant dies while an Eligible Person, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Committee. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twenty-four (24) months following Participant’s death. Unless otherwise provided by the Committee, at the time of death the unvested portion of the Option shall terminate, Participant is not vested as to his or her entire Option, the shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s death. If the vested portion of the Option is not so exercised within the time specified herein, such Option will terminate, and the Shares covered by such Option will revert to the Plan.

(D)   Change in Control of Company.   Upon a Change in Control of the Company, subject to the provisions of Section 7(b) hereof, if a Participant is an Eligible Person, his or her unvested Options shall vest.

(E)   Termination for Cause.   Unless otherwise provided for by the Committee, if a Participant is terminated for Cause, his or her unvested Options shall terminate on the Termination Date; and vested but unexercised Options as of the Termination Date shall also be terminated and become unexercisable as of the Termination Date. Shares covered by such Options will revert to the Plan.

(b)   Restricted Stock and Restricted Stock Units Awards.   The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)   Restricted Stock Award Agreement.   Each Restricted Stock Award Agreement and each Restricted Stock Unit Award Agreement shall contain provisions regarding (A) the number of shares subject to such Award or a formula for determining such number, (B) the purchase price of the Shares, if any, and the means of payment for the Shares, (C) the performance criteria, including Qualified Performance Goals, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained or vested, (D) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (E) restrictions on the transferability of the Award, and (F) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

(ii)   Forfeiture; Delivery of Shares.   Except as otherwise provided in clause (iii) below, or as determined by the Committee, upon termination of employment (as determined under criteria, including Qualified Performance Goals, established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units subject to restriction on the Termination Date shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. In the case of Restricted Stock, Shares shall be issued and held by the Company at the time such Awards are granted and may be certificated or uncertificated. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof as soon as practicable after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(iii)   Accelerated Vesting.   Restricted Stock and Restricted Stock Units shall vest upon the occurrence of a Participant’s death, Disability and upon a Change in Control of the Company.

(iv)   Restrictions and Performance Criteria.   The grant, issuance, retention or vesting of each Award may be subject to such performance criteria, including Qualified Performance Goals, and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant.

(v)   Rights as a Stockholder.   Unless otherwise provided by the Committee, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Without limiting the previous sentence, unless otherwise provided by the Committee, a Participant holding Restricted Stock Units shall not be entitled to any voting rights or any right to receive dividend payments as if he or she was an actual stockholder.

(c)   Stock Appreciation Rights.   The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any  Stock Appreciation Right as it may deem appropriate.

(d)   Other Stock-Based Awards.   The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards; provided, however, that any Awards granted pursuant to this Section either (i) shall be granted at no less than 100% of the Fair Market Value on the date of grant, or (ii) shall not exceed 5% of the aggregate number of Shares available for grant under the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, loans, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

Section 7
Adjustments to Shares; Change in Control

(a)   Adjustments.   If any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or Organic Change or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(b)   Change in Control of the Company.   Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, the Committee, in its sole discretion, without Participant’s consent, may cause all or any portion of Awards outstanding hereunder; (i) to continue or be assumed by the Company (if it is the surviving corporation) or by the surviving corporation or its parent or affiliate, (ii) to be substituted by the surviving corporation or its parent or affiliate for stock awards with substantially similar terms as the outstanding Awards, (iii) to terminate at a specific time in the future, including but not limited to the date of such Change in Control of the Company, and to give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine; (iv) with respect to Restricted Stock and Restricted Stock Units, to terminate in exchange for payment in respect of such Restricted Stock and Restricted Stock Units determined, in the Committee’s sole discretion, by reference to the consideration paid in the Change in Control of the Company; (v) with respect to Options, to terminate in exchange for payment in respect of such Option determined, in the Committee’s sole discretion, by reference to the consideration paid in the Change in Control of the Company (which may include the payment of no consideration for the termination of any and all outstanding “out of the money” Options); (vi) to accelerate vesting of all or a portion of unvested Awards; and (vii) to be subject to any other action reasonably necessary to effectuate the Change in Control of the Company.

Section 8
Other Provisions Applicable to Awards

(a)   Qualified Performance Goals.   For purposes of this Plan, the term “Qualified Performance Goals” means any one or more of the following performance goals applied to either the Company as a whole or to a business unit, Affiliate or business segment, measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award. Qualified Performance Goals may include (i) earnings (ii) earnings per share; (iii) growth in earnings, earnings per share or cash flow; (iv) stock price; (v) revenues; (vi) operating income; (vii) sales volume or growth; (viii) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (ix) environmental, health and safety record; and (x) any other business criteria applicable to a Participant. Qualified Performance Goals shall be constructed and applied so as to meet the requirements of Section 162(m) of the Code in the case of an Award intended to be “performance based compensation” under Section 162(m) of the Code.

(b)   Certification.   Prior to making any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine that the requirements of Section 162(m) of the Code and the Regulations thereunder shall have been satisfied; and the Committee shall certify the extent to which any Qualified Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock) prior to the payment of any compensation or the vesting of any right under an Award.

(c)   Discretionary Adjustments Pursuant to Section 162(m).   Notwithstanding satisfaction or any completion of any Qualified Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained and/or vested under an Award on account of satisfaction of such Qualified Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(d)   Section 409A.   Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Awards granted under this Plan shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code.

(e)   Correction of Defects, Omission and Inconsistencies.   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9
Amendment and Termination

Except to the extent prohibited by an applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)   Amendments to the Plan.   The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate any rules or regulations of any securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company. Furthermore, shareholder approval shall be required for any amendments to the Plan which would (i) materially increase the benefits accruing to Participants; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation under the Plan.

(b)   Amendments to Awards.   Except as otherwise explicitly provided herein, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, in such manner as would reduce the benefit to a Participant, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided. No Option may be amended to reduce its initial exercise price, and no Option shall be cancelled and replaced with an Option or Options having a lower exercise price.

Section 10
Income Tax Withholding and IRC 83(b) Election

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. In addition, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a Participant to satisfy any additional tax that the Participant elects to have the Company withhold by delivering or attesting to Shares previously owned by the Participant with a Fair Market Value equal to the amount of such additional tax, which Shares, if acquired pursuant to another Award, shall have been owned by the Participant for no less than six months.

The Committee may require, as a condition to the granting of any Award, that a Participant make an election under Internal Revenue Code §83(b) to include in his or her gross income the fair market value of the Award as determined by the Committee. Such election shall be made in a manner acceptable to the Committee and the Internal Revenue Service.

Section 11
General Provisions

(a)   No Rights to Awards.   No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

(b)   Award Agreements.   No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

(c)   No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)   No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a Director, of the Company or any Affiliate. In addition, the Company, a Plan Employer or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)   Governing Law.   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of California.

(f)   Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws; or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(i)   Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 12
Effective Date of the Plan

The Plan shall be effective as of the date of approval by the stockholders of the Company in accordance with applicable law.

Section 13
Term of the Plan

New Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

DIRECTIONS TO

ANNUAL MEETING OF STOCKHOLDERS

May 16, 2006 at 10:00 a.m. (Pacific Time)

Suggested Route:

Exit the Harbor Freeway (110) at 4th street.

Take 4th Street east to Olive Street, turn left.

Hotel is about 100 yards ahead on the left side of the street. Circular drive in front.

Complimentary Parking at the Hotel:

Inform the parking employee that you are attending Southwest Water Company’s

Annual Meeting. Please bring your parking stub to the meeting for validation.

Omni Los Angeles Hotel

Located on Bunker Hill at California Plaza

251 South Olive Street

Los Angeles, California 90012

(213) 617-3300

SOUTHWEST WATER COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anton C. Garnier and Peter J. Moerbeek as Proxy holders, or either of them acting alone, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all eligible shares of common or preferred stock of Southwest Water Company (the “Company”), held of record by the undersigned on March 31, 2006 at the 2006 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time, on May 16, 2006, at the OMNI Los Angeles Hotel, 251 South Olive Avenue, Los Angeles, California 90012, and any adjournment thereof (the “Annual Meeting”).

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL 2.

☐            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Address Change/Comments

AUTHORIZE PROXY BY PHONE—1-800-435-6710

Use any touch-tone telephone to transmit proxy and voting instructions up until 11:59 P.M. Eastern Time on May 15, 2006. Have the proxy card in hand when calling and follow the simple instructions provided.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope provided.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE

DETACH HERE

Please mark ☒ votes as in this example.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election to the Board of ALL the nominees listed below and FOR proposal 2.  In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

1.

Election of Class II Directors

Nominees: (01) Donovan D. Huennekens, and (02) Richard G. Newman

FOR ALL NOMINEES ☐        WITHHELD FROM ALL NOMINEES ☐

☐

For all nominees except as noted above
2.
To approve the 2006 Equity Incentive Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To transact such other business as may properly come before the meeting.

Please date this Proxy and sign it exactly as your name or names appear. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

Southwest Water’s Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the approval of the Company’s 2006 Equity Incentive Plan.

Signature:	Date:

Signature:	Date: